                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                   HARRAH'S ENTERTAINMENT, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

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
/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
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           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
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
                                                    Harrah's
                                                    Entertainment, Inc.
                                                    One Harrah's Court
                                                    Las Vegas, Nevada 89119 USA

                                                    The Premier Name in Casino
                                             Entertainment-Registered Trademark-

[LOGO]

                                                   March 30, 2001

Dear Fellow Stockholders:

    We cordially invite you to attend our 2001 Annual Meeting of Stockholders, which will be held on Thursday, May 3, 2001, at 11:00 a.m. in the Showroom, Harrah's Las Vegas, 3475 Las Vegas Boulevard South, Las Vegas, Nevada.

    At the meeting, we will elect four directors, vote on the adoption of the 2001 Executive Stock Incentive Plan, which replaces our 1990 Stock Option and Restricted Stock Plans, and ratify the appointment of Arthur Andersen LLP as our independent public accountants for 2001.

    Whether or not you expect to attend the meeting, please promptly complete, sign, date and return the enclosed proxy card, or vote electronically over the Internet or by telephone, so that your shares will be represented at the meeting. If you do attend, you may vote in person even if you have sent in your proxy card or voted electronically or by telephone.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Philip G. Satre
                                          Philip G. Satre
                                          CHAIRMAN OF THE BOARD,
                                            CHIEF EXECUTIVE OFFICER, AND
                                            OFFICE OF THE PRESIDENT

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Notice of Meeting...........................................

Proxy Statement.............................................

  Introduction..............................................

Questions and Answers.......................................      2

Board of Directors..........................................      5
  General Information--Election of Directors................      5
  Nominees--Class II, Term to Expire 2004...................      5
  Directors--Class III, Term Expires 2002...................      7
  Directors--Class I, Term Expires 2003.....................      8
  The Board of Directors and Committees of the Board........      9
  Compensation of Directors.................................     10
  Ownership of Harrah's Entertainment Securities............     12

Proposal to Approve the Company's 2001 Executive Stock           13
  Incentive Plan............................................
  Description of Plan.......................................     13
  Federal Income Tax Consequences Applicable to the Plan....     15

Ratification of Appointment of Independent Public                16
  Accountants...............................................

Report of the Audit Committee...............................     17

Executive Officer Compensation..............................     18
  Summary Compensation Table................................     18
  Option Grants in the Last Fiscal Year.....................     20
  Aggregated Option Exercises in 2000; December 31, 2000         21
    Option Values...........................................
  Certain Employment Arrangements...........................     21
  Report of the Human Resources Committee on Executive           26
    Compensation............................................

Performance of Harrah's Entertainment Common Stock and           31
  Dividends.................................................

Certain Transactions........................................     32

Section 16(a) Beneficial Ownership Reporting Compliance.....     33

Other Information...........................................     33
  Certain Stockholders......................................     33
  Cost of Solicitation......................................     34
  Stockholder Proposals for 2002 Annual Meeting.............     34

Annex A--Audit Committee Charter............................    A-1
Annex B--2001 Executive Stock Incentive Plan................    B-1

                          HARRAH'S ENTERTAINMENT, INC.
                               NOTICE OF MEETING

    The 2001 Annual Meeting of Stockholders of Harrah's Entertainment, Inc. will be held in the Showroom, Harrah's Las Vegas, 3475 Las Vegas Boulevard South, Las Vegas, Nevada on Thursday, May 3, 2001, at 11:00 a.m. for the following purposes:

    1.  to elect four Class II directors to three-year terms;

    2. to vote on the approval of the 2001 Executive Stock Incentive Plan, which replaces our 1990 Stock Option and Restricted Stock Plans;

    3. to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 2001 calendar year; and

    4. to transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

    Stockholders of record owning Company shares at the close of business on March 9, 2001, are entitled to vote at the meeting. A complete list of these stockholders will be available for ten days prior to the meeting at the Company's executive offices at One Harrah's Court, Las Vegas, Nevada 89119.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

                                          [LOGO]

                                          Brad L. Kerby
                                          CORPORATE SECRETARY

March 30, 2001

    PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE.

                                PROXY STATEMENT

INTRODUCTION

    Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. PLEASE READ IT CAREFULLY.

    In this Proxy Statement:

    - "we" and "the Company" mean Harrah's Entertainment, Inc. Our executive offices are located at One Harrah's Court, Las Vegas, Nevada 89119;

    - "Annual Meeting" means the 2001 Annual Meeting of Stockholders to be held on May 3, 2001, at 11:00 a.m. in The Showroom, Harrah's Las Vegas, 3475 Las Vegas Boulevard South, Las Vegas, Nevada, and any adjournment or postponement thereof;

    - "Restricted Stock Plan" means the Harrah's Entertainment, Inc. 1990 Restricted Stock Plan;

    - "Stock" means our common stock;

    - "Stock Option Plan" means the Harrah's Entertainment, Inc. 1990 Stock Option Plan; and

    - "2001 Executive Stock Incentive Plan" means the Harrah's
      Entertainment, Inc. 2001 Senior Executive Incentive Plan.

    A copy of our 2000 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are being mailed to our stockholders beginning on or about March 30, 2001.

                             QUESTIONS AND ANSWERS

    WHAT IS THE PURPOSE OF THE ANNUAL MEETING? At the annual meeting, stockholders will be asked to vote on the following proposals:

    1.  to elect four Class II directors for three-year terms;

    2.  to vote on the adoption of a 2001 Executive Stock Incentive Plan; and

    3. to ratify the appointment of Arthur Andersen LLP as our independent public accountants for the 2001 calendar year.

    The stockholders also will transact any other business that properly comes before the meeting.

    WHO IS ENTITLED TO VOTE? The record date for the meeting is March 9, 2001. Only stockholders of record at the close of business on that date are entitled to vote at and attend the Annual Meeting. The only class of stock that can be voted at the meeting is our common stock. Each outstanding share of common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date there were 117,073,146 shares of common stock outstanding. You may also have another person attending the meeting represent you by signing a proxy designating that person to act on your behalf.

    WHAT IF MY SHARES ARE HELD IN "STREET NAME" BY A BROKER? If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. On non-discretionary items, the shares will be treated as "broker non-votes."

    WHAT IF I HOLD SHARES IN THE COMPANY STOCK FUND OF THE SAVINGS AND RETIREMENT PLAN? If you are a participant in the Company Stock Fund of the Savings and Retirement Plan, you have the right to vote the shares in your account in each plan. To do this you must sign and timely return the proxy card you received with this Proxy Statement, or vote electronically or over the Internet by following the instructions on the proxy card. Your proxy card will be considered your confidential voting instructions, and the plan trustee will direct your vote in the manner you indicate on the proxy card or in your telephone or Internet vote. In order to do this, the plan trustee will receive overall vote tallies from our proxy tabulator, The Bank of New York, for all participants in each plan. The overall vote tallies will not show how individual participants voted. The trustee will then register the vote tallies with the Inspectors of Election at the Annual Meeting. If a plan participant's voting instruction is not received by The Bank of New York before the meeting, or if the proxy is revoked by the participant before the meeting, the shares held by that participant will be considered unvoted. All unvoted shares in the plan will be voted at the Annual Meeting by the investment committee under the plan or a delegated member of such committee.

    HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING? The holders of a majority of the shares of Stock outstanding on the record date, in person or by a properly executed proxy, must be present at the meeting for any business to be conducted and will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

    WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING? If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of Stock for which they have voting authority in favor of the adjournment. We also may adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

    HOW DO I VOTE?

1. YOU MAY VOTE BY MAIL. If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

2. YOU MAY VOTE BY TELEPHONE. If you are a registered stockholder (that is, if you hold your Stock in your own name), you may vote by telephone by following the instructions printed on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

3. YOU MAY VOTE ON THE INTERNET. If you are a registered stockholder (that is, if you hold your Stock in your own name), you may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

    If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person by ballot at the meeting. If your shares are held in "street name" and you wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

    CAN I VOTE BY TELEPHONE OR ON THE INTERNET IF I AM NOT A REGISTERED STOCKHOLDER? If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet. Participants in the Company Stock Fund of the Savings and Retirement Plan can vote by telephone or on the Internet.

    CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY? Yes, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

    - signing and returning another proxy with a later date;

    - voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or

    - giving written notice of revocation to the Company's Secretary prior to or at the Annual Meeting.

Your attendance at the meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the polls are closed. Any written notice revoking a proxy should be sent to our Corporate Secretary at One Harrah's Court, Las Vegas, Nevada 89119 and must be received before the polls are closed.

    WHO WILL COUNT THE VOTES? The votes will be tabulated and certified by our transfer agent, The Bank of New York. A representative of The Bank of New York will serve as the inspector of election.

    HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS? Your Board recommends that you vote:

    - FOR election of the four nominees to the Board of Directors;

    - FOR approval of the adoption of the Company's 2001 Executive Stock Incentive Plan; and

    - FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for 2001.

    WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED? If you send in a signed proxy but do not give any voting instructions, your shares will be voted FOR all proposals listed on the proxy card.

    WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING? Our Board of Directors does not know of any other business that will be presented at the meeting. If any other proposal properly comes up for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

    WHAT ARE MY VOTING OPTIONS ON EACH PROPOSAL? You have three choices on each of the matters to be voted upon at the Annual Meeting. On Proposal 1, the election of directors, by checking the appropriate box on your proxy card, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. On the remaining proposals, by checking the appropriate box you may: (a) vote "For" the proposal; (b) vote "Against" the proposal; or
(c) "Abstain" from voting on the proposal.

    HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSALS? Pursuant to our bylaws, an affirmative vote of a majority of shares of Stock represented and entitled to vote at the meeting, excluding abstentions, is required to approve the proposals before the Annual Meeting. However, the rules of the New York Stock Exchange ("NYSE"), which apply to the approval of Proposal 2, require that abstentions be included in the number of shares voting on this proposal when determining whether a majority vote has been attained.

    HOW WILL ABSTENTIONS BE TREATED? If you abstain from voting on one or more proposals, we will still include your shares for purposes of determining whether a quorum is present. Pursuant to our bylaws, the affirmative vote of a majority of the shares present at the meeting, excluding abstentions, is required for approval of the remaining proposals, so we will not treat abstentions as votes for or against a proposal. However, as noted above, the NYSE rules require the affirmative vote of at least a majority of votes cast for approval of the adoption of the 2001 Executive Stock Incentive Plan, so if you abstain from voting on Proposal 2, your shares will be included in the number of shares voting on the proposal under the NYSE rules and, consequently, your abstention will have the same practical effect as a vote against the proposals.

    HOW WILL BROKER NON-VOTES BE TREATED? We will include shares treated as broker non-votes on one or more proposals for purposes of calculating the presence of a quorum. Otherwise, we will treat shares represented by broker non-votes as shares not entitled to vote on a proposal, so we will not count broker non-votes in determining the number of shares necessary for approval of the proposals. This means that broker non-votes will reduce the absolute number (but not the percentage) of the affirmative votes required for approval of the proposals.

    WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION? If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

                               BOARD OF DIRECTORS

GENERAL INFORMATION--ELECTION OF DIRECTORS

    Our Certificate of Incorporation provides for a Board of Directors of not less than three nor more than seventeen directors and authorizes the Board periodically to set the number of directors within that range by a majority vote. The number of directors currently set by the Board is twelve.

    Our Certificate of Incorporation also divides our Board of Directors into three classes with staggered terms. Each class of directors is elected for a term of three years. Four Class II directors are to be elected at the 2001 Annual Meeting for a three-year term ending in 2004.

    Our Board has nominated the following individuals for re-election to Class II positions with their term in office expiring in 2004: Ralph Horn, Gary
W. Loveman, Philip G. Satre, and Boake A. Sells. Mr. Houssels, whose term expires coincident with the 2001 Annual Meeting of Stockholders, will not stand for re-election. Following the 2001 Annual Meeting of Stockholders the number of directors serving on our Board of Directors will be eleven.

    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES AS DIRECTORS OF HARRAH'S ENTERTAINMENT, INC.

    In the event that any of these nominees becomes unable or decides not to serve as a director at the time of the Annual Meeting, our Board will either reduce the number of directors to be elected or select a substitute nominee, and the proxy will be voted for the substitute. We presently have no reason to believe that the nominees listed above will be unable or will decide not to serve if elected, and each nominee has informed us that he consents to serve and will serve if elected.

                    NOMINEES: CLASS II, TERM TO EXPIRE 2004


                                RALPH HORN
  [LOGO]                        Mr. Horn, 60, has been Chairman of the Board of First
                                Tennessee National Corporation since January 1996 and Chief
                                Executive Officer since April 1994. He has been a director of that company and its President since July 1991 and was
                                its Chief Operating Officer from 1991 to 1994. He has been a director of the Company since July 1995. He is the Chairman of the Audit Committee and a member of the Executive
                                Committee.

                                GARY W. LOVEMAN
  [LOGO]                        Mr. Loveman, 40, has been a director of the Company since
                                February 2000. He has been the Company's Chief Operating
                                Officer since May 1998 and a member of the three-executive
                                Office of the President since May 1999; and was Executive
                                Vice President from May 1998 to May 1999. Mr. Loveman was
                                Associate Professor of Business Administration, Harvard
                                University Graduate School of Business Administration from
                                1994 to 1998, where his responsibilities included teaching
                                MBA and executive education students, research and
                                publishing in the field of service management, and
                                consulting and advising large service companies. He is also a director of Zoho Corporation and of Uproar Inc. He is a
                                member of the Executive Committee of the Board.

                                PHILIP G. SATRE
  [LOGO]                        Mr. Satre, 51, has been Chairman of the Board of the Company since January 1997, Chief Executive Officer since
                                April 1994, a member of the three-executive Office of the
                                President since May 1999, and was President from April 1991 to May 1999. He was President of the Company's Gaming Group
                                from 1984 to August 1995. He has been a director of the
                                Company since February 1990. He is also a director of JCC
                                Holding Company, JDN Realty Corporation and TABCORP Holdings
                                Limited, an Australia public company. He is the Chairman of the Executive Committee of the Board.

                                BOAKE A. SELLS
  [LOGO]                        Mr. Sells, 63, a private investor, was Chairman of the Board and Chief Executive Officer of Revco D.S., Inc. from
                                September 1987 to October 1992 and was President of that
                                company from April 1988 to June 1992. He is also a director of NCS Healthcare. He has been a director of the Company
                                since February 1990. He is a member of the Executive and
                                Human Resources Committees of the Board.

                          DIRECTORS: CLASS III, TERM EXPIRES 2002

                                JAMES B. FARLEY
  [LOGO]                        Mr. Farley, 70, is a director of The MONY Group (formerly
                                Mutual Of New York), a position he has held since
                                October 1988. He was Chairman of the Board of Mutual Of New
                                York from April 1989 to July 1993, and was Chief Executive
                                Officer of that company from April 1989 to January 1993.
                                Mr. Farley is also a director of Ashland, Inc. Mr. Farley
                                has been a director of the Company since February 1990. He is a member of the Executive and Audit Committees of the
                                Board.

                                ROBERT G. MILLER
  [LOGO]                        Mr. Miller, 56, is Chairman of the Board and Chief Executive
                                Officer of Rite-Aid, Inc., a position he has held since
                                December 1999. He was Vice Chairman and Chief Operating
                                Officer of The Kroger Co. from May 1999 until
                                December 1999, Vice Chairman of the Board and Chief
                                Executive Officer of Fred Meyer, Inc. from July 1998 to
                                May 1999, and Chairman of the Board and Chief Executive
                                Officer of Fred Meyer, Inc. from 1991 to July 1998. He is
                                also a director of Scottish Power plc, Advance P.C.S., and
                                Pathmark Stores. He has been a director of the Company since
                                May 1999, when he was appointed by the Board to fill a
                                vacancy in Class III, and is the Chairman of the Human
                                Resources Committee of the Board.

                                WALTER J. SALMON
  [LOGO]                        Mr. Salmon, 70, is Professor of Retailing, Emeritus, at
                                Harvard University. He was the Stanley Roth, Sr. Professor
                                of Retailing, Harvard University from 1980 to June 1997.
                                Mr. Salmon is also a director of Luby's Cafeterias, Inc.,
                                The Neiman Marcus Group, The Quaker Oats Company, Circuit
                                City Stores, Inc., Cole National Corporation and
                                PetsMart, Inc. He has been a director of the Company since
                                February 1990. He is a member of the Audit Committee of the
                                Board.

                           DIRECTORS: CLASS I, TERM EXPIRES 2003

                                JOE M. HENSON
  [PHOTO]                       Mr. Henson, 67, a private investor, was a director and
                                Chairman of the Board of LEGENT Corporation from
                                October 1989 until February 1995 and was a director of that company and Chairman of its Executive Committee from
                                January 1995 to May 1995. He was Chief Executive Officer of
                                LEGENT Corporation from October 1989 to April 1992. He has been a director of the Company since April 1991. He is a
                                member of the Audit Committee of the Board.

                                R. BRAD MARTIN
  [LOGO]                        Mr. Martin, 49, has been Chairman of the Board and Chief
                                Executive Officer of Saks Incorporated (formerly
                                Proffitt's, Inc.) since 1989. He is also a director of
                                First Tennessee National Corporation. Mr. Martin has been a director of the Company since July 1996. He is a member of the Executive and Human Resources Committees of the Board.

                                COLIN V. REED
  [LOGO]                        Mr. Reed, 53, has been a member of the three-executive
                                Office of the President since May 1999, a director of the
                                Company since December 1998, and the Chief Financial Officer of the Company since April 1997. He was Executive Vice
                                President of the Company from September 1995 to May 1999 and has served in several other management positions with the
                                Company since 1987. Mr. Reed is also a director and Chairman of the Board of JCC Holding Company. On January 4, 2001, JCC
                                Holding Company filed a petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code. He is also a director of ResortQuest International, Inc. He is a member of the Executive Committee of the Board.

                                EDDIE N. WILLIAMS
  [LOGO]                        Mr. Williams, 68, has been President and Chief Executive
                                Officer of the Joint Center for Political and Economic
                                Studies in Washington, D.C. since 1972. He is also a
                                director of Riggs National Corporation and of JCC Holding
                                Company. Mr. Williams has been a director of the Company
                                since October 1992. He is a member of the Audit Committee of the Board.

                           DIRECTOR: CLASS II, TERM EXPIRES 2001

                                J. KELL HOUSSELS III
  [LOGO]                        Mr. Houssels, 51, has been a principal in 6HCO, an
                                investment firm, since January 2000. He was a consultant to the Company from January 1999 through December 1999, and was
                                President of the Company's Showboat Division from June 1998 through December 1998. Mr. Houssels was a director of
                                Showboat, Inc. from October 1983 through June 1998 and was
                                President and Chief Executive Officer of Showboat, Inc. from
                                June 1994 through June 1998, when Showboat, Inc. merged with a subsidiary of the Company. He has been a director of the
                                Company since July 1998, when he was appointed to the Board to fill a vacancy in Class II pursuant to his Employment
                                Agreement with the Company dated as of June 1, 1998, and the
                                Agreement and Plan of Merger dated as of December 18, 1997 among the Company, HEI Acquisition Corp. and Showboat, Inc.
                                He is a member of the Human Resources Committee of the
                                Board. Mr. Houssels is not standing for re-election at the
                                2001 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    Our Board of Directors met five times during 2000. During the year, overall attendance by incumbent directors averaged 98.3% at Board meetings and 97.9% at Committee meetings.

    Our Board has three standing committees: (i) Executive, (ii) Audit, and
(iii) Human Resources.

    The Executive Committee, comprised of seven members, has authority to act on behalf of the Board, subject to certain limitations, during the intervals between Board meetings. The Executive Committee reports any action taken to the Board at its next meeting. Without specific delegated authority, the Executive Committee may not declare dividends except current quarterly dividends not in excess of those last declared by the Board of Directors and may not increase or decrease the number of directors or appoint new directors. Any action taken by the Executive Committee to approve a transaction in excess of $75 million may be revised or rescinded by the Board at its next meeting unless the transaction is part of an overall plan previously approved by the Board. The Executive Committee did not meet during 2000.

    The Audit Committee is comprised of five members, all of whom are independent as that term is defined by the listing requirements of the NYSE. The responsibilities of the Audit Committee are outlined in a written charter, which is included as Annex A of this Proxy Statement. The Audit Committee's responsibilities include:

    (1) recommending to the Board the independent public accountants appointed each year for the Company and its subsidiaries;

    (2) meeting with the independent public accountants concerning their audit, their evaluation of the Company's financial statements, accounting developments that may affect the Company, and their nonaudit services;

    (3) meeting with management and internal auditors concerning similar matters;

    (4) reviewing the Company's compliance policies and performance; and

    (5) making recommendations to the Company's independent public accountants and management as it deems appropriate.

    The Audit Committee met five times during 2000.

    The Human Resources Committee, comprised of four members, met four times during 2000. The Human Resources Committee acts as the nominating committee of the Board. It considers and makes recommendations concerning the Board's size and composition, the number of non-management directors, the qualifications of members and potential nominees for membership, the compensation of directors, membership of committees of the Board and certain administrative matters. The Human Resources Committee also considers nominees recommended by stockholders. You may submit detailed resumes listing the business experience and personal data of potential nominees to our Corporate Secretary at our corporate executive offices.

    The Human Resources Committee also approves the annual compensation of corporate officers who are members of the Board and administers the Company's bonus, restricted stock, stock option and other incentive compensation plans.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or of our subsidiaries earn a monthly fee of $3,167 plus $1,600 for each Board meeting and $1,300 for each committee meeting they attend. Committee chairpersons are paid an additional $900 for each committee meeting attended. These fees are reviewed every three years by the Human Resources Committee to determine if they are competitive.

    Pursuant to the provisions of the Company's Non-Management Directors Stock Incentive Plan, a director automatically receives 50% of his or her director fees in Stock in lieu of cash fees. Each director had the right to make a one-time election to receive the remaining 50% of his or her director fees in Stock in lieu of cash fees for the duration of the plan (which initially had a five year term and has been extended for an additional five years expiring April 26, 2006). Seven current directors made this election.

    Grants of Stock under the plan are made every three months for an amount of Stock, based on the market value on the grant date, equal in value to 50% of the fees that the director earned during the previous three-month grant period (or 100% of the fees if the director elected to receive the remaining 50% of fees in Stock). Shares that are granted cannot be disposed of for six months after the grant. A director may make an annual election to defer, until retirement, the grant of shares to be made the ensuing plan year. Deferred shares are then granted upon the director's retirement in a lump sum or in up to ten annual installments, as he may elect. These elections are made prior to each plan year. However, a director may request the modification of his or her choice as to a lump sum or installments by submitting a request to change the election at least one full fiscal year before retirement. This request is subject to approval of the Human Resources Committee. The Company has created a trust to assure the payment of benefits pursuant to the Non-Management Directors Stock Incentive Plan.

    Directors may defer the receipt of all or part of their directors' fees payable in cash pursuant to the provisions of the Company's Deferred Compensation Plan, an unfunded compensation deferral program. Amounts deferred may be paid in a lump sum or in installments, as selected by the director when making the deferral election. Pursuant to this plan, amounts, while deferred, earn interest at a rate based on a calculated average prime interest rate.

    Until May 1, 1996, directors were eligible to participate in the Company's other unfunded compensation deferral program, the Executive Deferred Compensation Plan. Six current non-management directors deferred part of their cash fees pursuant to the Executive Deferred Compensation Plan prior to May 1,

1996 and currently have account balances under the Plan. See "Certain Employment Arrangements" for more information about the Executive Deferred Compensation Plan.

    Each non-management director is also provided with travel accident insurance of $500,000 while traveling on behalf of the Company. Directors serving prior to February 2001 are given the opportunity to participate, while serving as a director, in the Company's standard group health insurance plans. This benefit will not be made available to new directors elected or appointed to serve after February 2001. During 2000 the average premium cost for these insurance benefits was approximately $4,957 per director participating in the plans. Each director receiving these benefits incurred taxable income equal to the premium cost of the group insurance.

    To provide an incentive for continuing tenure with the Company, upon election to the Board of Directors, any new non-management director receives an award of 1,000 restricted shares vesting in equal installments over ten years.

    To insure that directors with long-term service continue to earn an equity interest in the Company, in November 1999, the Board approved an amendment to the Restricted Stock Plan so that directors who have served at least ten years and have earned their full initial grant of restricted stock will receive another ten-year grant of 1,000 restricted shares. This grant will also be earned in 100 share installments each year based on continued active service on the Board. Messrs. Farley, Salmon and Sells fully earned their initial 10-year grant in April 1999 and, as a result of the plan amendment, they each received a grant of 1,000 shares of restricted stock on November 12, 1999. These shares are vesting over ten years beginning April 1, 2000.

    In February 2001, the Board approved a new stock option program for directors (the "Director Stock Option Program"), to provide an incentive for continuing tenure with the Company. Under this program, each new non-management director who is initially elected or appointed to the Board of Directors on or after February 21, 2001, will receive a nonqualified stock option grant of 5,000 shares upon being elected or appointed to the Board.

    The terms of a stock option grant under the Director Stock Option Program will be as follows: (a) it will vest in annual installments on each April 1 over ten years at 500 shares per year based on continued Board service through the vesting dates, with the first installment vesting on the April 1 following the director's election or appointment; and (b) the exercise price will be the average of the high and low prices of the Company's common stock on the NYSE on the date of the director's election or appointment or, if such date is not a business day, the preceding business day.

    Under the Director Stock Option Program, each non-management director, including those now serving on the Board, will receive an annual nonqualified stock option grant of 2,000 shares, with the first grant to be made during 2001 when annual grants to employees are normally made. The grant date, vesting and other terms and conditions of this grant will be approved by the Non-Employee Directors of the Human Resources Committee (as Non-Employee Director is defined under SEC Rule 16b-3).

    Except as provided in the governing plan document and any administrative regulations thereunder governing the options, or unless otherwise approved by the Non-Employee Directors of the Human Resources Committee, all unvested options granted under the Director Stock Option Program will be forfeited and returned to the plan when a non-management director leaves the Board.

    Options under the Director Stock Option Program will be granted under and governed by the Company's 1990 Stock Option Plan, as amended, except that if the stockholders approve the 2001 Executive Stock Incentive Plan, options granted on or after that date of such approval will be governed by that plan.

                 OWNERSHIP OF HARRAH'S ENTERTAINMENT SECURITIES

    The following table lists the beneficial ownership of our Stock as of January 31, 2001, for all current directors, including the nominees to the Board, our five executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

                                                     SHARES OF COMMON         % OF SHARES OUTSTANDING (NET
                                                STOCK BENEFICIALLY OWNED ON    OF TREASURY SHARES) AS OF
NAME                                              JANUARY 31, 2001(A)(B)            JANUARY 31, 2001
----                                            ---------------------------   ----------------------------
John M. Boushy................................              280,347                            *
James B. Farley...............................               30,242                            *
Joe M. Henson.................................              126,887                            *
Ralph Horn....................................               31,426                            *
J. Kell Houssels III..........................               13,180                            *
Gary W. Loveman...............................              339,530                            *
R. Brad Martin................................               31,028                            *
Robert G. Miller..............................                7,536                            *
Richard E. Mirman.............................              125,826                            *
Colin V. Reed.................................              749,602                            *
Walter J. Salmon..............................               26,432                            *
Philip G. Satre...............................            1,681,655                          1.3%
Boake A. Sells................................               30,102                            *
Eddie N. Williams.............................               17,548                            *
All directors and executive officers as a
  group.......................................            3,887,264                          3.1%

------------------------

*   Indicates less than 1%

(a) Shares listed in the table include shares allocated to accounts under our Savings and Retirement Plan as of December 31, 2000. The amounts shown also include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Mr. Boushy, 184,574 shares; Mr. Loveman, 258,500 shares; Mr. Mirman, 57,023 shares; Mr. Reed, 567,604 shares; Mr. Satre, 1,172,736 shares; all directors and executive officers as a group, 2,378,407 shares.

(b) The amounts shown include the following rights to shares pursuant to our Non-Management Directors Stock Incentive Plan and deferred at the election of the directors: Mr. Farley, 11,424 shares; Mr. Henson, 11,987 shares; Mr. Horn, 11,326 shares; Mr. Martin, 10,828 shares; Mr. Salmon, 10,831 shares; Mr. Sells, 11,102 shares; Mr. Williams, 5,498 shares.

                       PROPOSAL TO APPROVE THE COMPANY'S
                      2001 EXECUTIVE STOCK INCENTIVE PLAN

    The following description of the 2001 Executive Stock Incentive Plan is qualified in its entirety by reference to the Plan itself, a copy of which is attached to this Proxy Statement as Annex B. Copies of the Plan can also be obtained by making a written request to the Company's Corporate Secretary.

GENERAL

    The Board of Directors has adopted a new stock plan entitled the "Harrah's Entertainment, Inc. 2001 Executive Stock Incentive Plan" (the "Plan") for members of the Board, employees, officers, and executives of the Company. The Plan will become effective when the Plan is approved by the affirmative vote of the holders of the majority of Company Common Stock present, or represented, and entitled to vote thereon at the Annual Meeting of Shareholders ("Effective Date").

    The Board of Directors believes that the Plan will promote the success, and enhance the value, of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

    The Plan provides for the granting of stock options, both incentive stock options and nonqualified stock options, restricted stock, performance shares, and performance-based awards to eligible individuals. The summary of the principal provisions of the Plan is set forth below. The summary is qualified by reference to the full text of the Plan, which is attached as Annex B to this Proxy Statement.

ADMINISTRATION

    The Plan will be administered by the Human Resources Committee of the Board (the "Committee"). The Committee will include at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Securities and Exchange Act of 1934, and an "outside director" pursuant to Section 162(m) of the Internal Revenue Code, as amended, and the regulations thereunder (the "Code").

    The Committee will have the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

ELIGIBILITY

    Persons eligible to participate in the Plan include all members of the Board, comprised of eleven persons following the 2001 Annual Meeting of Stockholders, non-director executive officers numbering five persons, and approximately 40,000 employees of the Company and its subsidiaries, as determined by the Committee.

LIMITATION ON AWARDS AND SHARES AVAILABLE

    An aggregate of 3,900,000 shares of Common Stock is available for grant pursuant to the Plan, plus (i) the number of shares of Stock remaining available for grant pursuant to the Harrah's Entertainment, Inc. 1990 Stock Option Plan and the Harrah's Entertainment, Inc. 1990 Restricted Stock Plan (collectively, "Harrah's Former Plans") as of the Effective Date, and (ii) the number of shares of Stock that were previously granted pursuant to Harrah's Former Plans and that either terminate, expire, or lapse for any reason after the Effective Date. As of year-end 2000, an aggregate of 6,170,061 shares of Stock would have been available for grant pursuant to the Plan, including shares related to Harrah's Former Plans. No more than 300,000 shares available under the Plan will be available for grant as an Award other than an Option.

    The maximum number of shares of Stock that may be subject to one or more awards to a participant pursuant to the Plan during any consecutive five calendar-year period is 3,000,000. The maximum number of shares of Stock payable in the form of performance-based awards to any one participant for a performance period is 500,000 shares. As of March 9, 2001, the record date, the closing price of the Stock on the NYSE was $31.82 per share.

AWARDS

    The Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, performance shares, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Plan. See the Summary Compensation Table and Option Grants in Last Fiscal Year, below, for information on prior awards to named executive officers.

    Stock options, including incentive stock options, as defined under
Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Plan. The option exercise price of all stock options granted pursuant to the Plan will not be less than 100% of the fair market value of the Stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee's death.

    Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent or by tendering previously acquired shares of Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for at least six months prior to tender). The Committee may also allow a broker-assisted cashless exercise or exercises by any other means that the Committee determines to be consistent with the purpose of the Plan and as permitted pursuant to applicable law.

    As discussed above, restricted stock may be granted pursuant to the Plan. A restricted stock award is the grant of shares of Stock at a price determined by the Committee (including zero), that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

    A performance share is a contingent right to receive a pre-determined number of shares or their cash value if certain performance goals are met. The value of performance shares will depend on the degree to which the specified performance goals are achieved, but are generally based on the value of Stock. Payment of earned performance shares will be made within the time determined by the Committee after the end of the measurement period for the performance share. The Committee may, in its discretion, pay earned performance shares in cash, or Stock or other property, or a combination of both.

    The amount of payments made to a participant will be the value of the performance share for the level of performance achieved multiplied by the number of performance shares earned by the participant. Prior to the beginning of each measurement period for the performance share, participants may elect to defer the receipt of the performance share payout on terms acceptable to the Committee.

    Grants of performance-based awards pursuant to the Plan enable the Committee to treat restricted stock and performance share awards granted pursuant to the Plan as "performance-based compensation" pursuant to Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are "covered employees," as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards.

    Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

AMENDMENT AND TERMINATION

    The Committee, subject to approval of the Board, may terminate, amend, or modify the Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the Plans, to permit the Committee to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant.

    In no event may an award be granted pursuant to the Plan on or after the tenth anniversary of the date the stockholders approve the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    A participant receiving, nonqualified stock options, restricted stock, performance shares, or performance-based awards will not recognize taxable income at the time of grant. At the time the nonqualified stock option is exercised, the restrictions lapse on restricted stock, or performance shares or performance-based awards are paid, as the case may be, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for such award and the fair market value of the Stock or other property or amount received on the date of exercise, lapse of restriction or payment. The

Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

    A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

CHANGE IN CONTROL

    In the event of a Change in Control (as defined) of the Company in which awards made pursuant to the Plan are converted, assumed or replaced by a successor, and upon termination of a Participant's employment with the Company without cause within 18 months following such Change in Control, all of such Participant's outstanding awards will become fully exercisable and all restrictions on awards will lapse.

NEW PLAN BENEFITS

    No awards will be granted pursuant to the Plan until it is approved by the Company's stockholders. In addition, awards are subject to the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan or the benefits that would have been received by such participants if the Plan had been in effect in the year ended December 31, 2000.

VOTE REQUIRED

    Adoption of the Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting of Stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001 EXECUTIVE STOCK INCENTIVE PLAN AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Subject to stockholder approval, the Board of Directors, acting on the recommendation of its Audit Committee, has appointed Arthur Andersen LLP, a firm of independent public accountants, as our independent public accountants to examine and report to stockholders on the consolidated financial statements of our Company and its subsidiaries for the year 2001. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

    The action of the Board of Directors in appointing Arthur Andersen LLP as the Company's independent public accountants for the year 2001 is subject to ratification by an affirmative vote of the holders of a majority of shares of Stock present in person or represented by proxy at the Annual Meeting, excluding abstentions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2001.

OTHER MATTERS AT THE MEETING

    The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

                           REPORT OF AUDIT COMMITTEE

    To the Board of Directors of Harrah's Entertainment, Inc.:

    We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

    We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    The independent auditors' fees for audit services and non-audit services for the year ended December 31, 2000 were $1,923,000 and $1,375,000, respectively. We have received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

    Based on the review and discussion referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Ralph Horn, Chairperson
                                          James B. Farley
                                          Joe M. Henson
                                          Walter J. Salmon
                                          Eddie N. Williams

                         EXECUTIVE OFFICER COMPENSATION

    The Summary Compensation Table below sets forth certain compensation information concerning the Company's Chief Executive Officer and our four additional most highly compensated executive officers.

                          HARRAH'S ENTERTAINMENT, INC.
                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                 ANNUAL COMPENSATION               COMPENSATION AWARDS
                                        --------------------------------------   -----------------------
                                                                     ($)(1)        ($)(2)        (#)          ($)(3)
                                                                     OTHER       RESTRICTED   SECURITIES       ALL
                                                                     ANNUAL        STOCK      UNDERLYING      OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)     BONUS($)    COMPENSATION    AWARD(S)     OPTIONS     COMPENSATION
---------------------------  --------   ----------   ----------   ------------   ----------   ----------   ------------
Philip G. Satre.........       2000     $1,108,846   $  360,000     $114,189     $      --      350,000      $450,699
  Chairman and Chief           1999        902,615    1,083,138      181,636            --      350,000       367,823
  Executive Officer; Office    1998        823,723      313,000      100,766            --      350,000       339,242
  of the President

John M. Boushy..........       2000        359,981      110,000       52,430     1,201,565       54,143        37,468
  Senior Vice President,       1999        317,500      318,000      111,335       250,031       50,652        31,995
  Operations Products and      1998        262,413       82,372           66       337,379       46,952        31,878
  Services; Chief
  Information Officer

Gary W. Loveman.........       2000        895,192      279,500       71,162            --      350,000        25,490
  Chief Operating Officer;     1999        607,668      729,202        6,803            --      325,000            --
  Office of the President      1998        326,923      150,000        6,907     1,950,000      350,000            --

Richard E. Mirman(4)....       2000        260,577      120,000       44,620     1,201,565       40,607        14,843
  Senior Vice President,       1999        192,471       77,000       47,435       326,939       75,971         4,346
  Marketing                    1998         90,865       55,716       43,580        95,278       38,026            --

Colin V. Reed...........       2000        789,038      250,000      110,697            --      350,000       175,477
  Chief Financial Officer;     1999        607,668      729,202       81,295            --      150,000       133,822
  Office of the President      1998        474,135      175,400        8,866       646,875      350,000       119,773

------------------------

(1) Other Annual Compensation includes the amounts in the following table:

                                  EARNINGS IN EXCESS OF
                                     MARKET RATES ON
                                        DEFERRED
                                      COMPENSATION                                                  REIMBURSEMENT OF
                                     PAID DURING THE                                                   RELOCATION
                                      CURRENT YEAR        COMPANY MATCH ON                              EXPENSES
                                     BUT DEFERRED AT          DEFERRED                                  AND THE
                                      THE ELECTION          COMPENSATION     ALLOCATED AMOUNT FOR      ASSOCIATED
NAME                     YEAR       OF THE EXECUTIVE       CONTRIBUTIONS        AIRCRAFT USAGE           TAXES
----                   --------   ---------------------   ----------------   --------------------   ----------------
Philip G. Satre......    2000             $1,110               $56,031             $22,020              $19,702
                         1999             15,770                53,820               9,548               94,274
                         1998             19,893                52,800              14,041
John M. Boushy.......    2000              7,717                13,497                                   19,491
                         1999              2,283                 9,300                                   94,393
                         1998                 66
Gary W. Loveman......    2000                780                43,212
                         1999              6,803
                         1998
Richard E. Mirman....    2000              4,271                                                         35,057
                         1999              2,944                                                         42,624
                         1998                                                                            43,580
Colin V. Reed........    2000             20,868                36,842                                   48,143
                         1999              7,887                26,860                                   37,293
                         1998              8,866


                       REIMBURSEMENT OF TAXES
NAME                      FOR OTHER ITEMS
----                   ----------------------
Philip G. Satre......          $
John M. Boushy.......
Gary W. Loveman......          7,368
                               6,907
Richard E. Mirman....
Colin V. Reed........

--------------------------

    Other Annual Compensation for perquisites for Mr. Loveman in 1999 and 1998, and Mr. Reed and Mr. Boushy in 1998 aggregated less than (a) 10% of the total annual salary and bonus for each individual or (b) $50,000, whichever is lower. Accordingly, no such amounts are included in the table. The Company does not provide a fixed benefit pension plan for its executives. The amounts set forth above for deferred compensation earnings are a function of deferred income voluntarily contributed by the executives.

(2) Awards of restricted stock were granted to the executives in 2000, 1999 and 1998 pursuant to a Time Accelerated Restricted Stock Award Program ("TARSAP"). The number of shares awarded to Mr. Boushy and Mr. Mirman in 2000 was 50,000 shares to each executive. The number of shares awarded to Mr. Boushy in 1999 was 10,500. The number of shares awarded to Mr. Boushy, Mr. Loveman and Mr. Reed in 1998 was 5,000, 75,000 and 25,000, respectively. The shares granted in 1999 and 1998 will vest on January 1, 2002, provided the executive continues in active employment with the Company, and were eligible for earlier annual vesting beginning March 1, 1999, based on the Company's achievement of certain financial performance targets. Early vesting performance targets were achieved for 1999 and early vesting of a portion of these shares occurred on March 1, 2000. The shares awarded in 2000, which will vest on January 1, 2007, provided the executive remains in active employment with the Company, are eligible for earlier annual vesting beginning March 1, 2003 based on the Company's achievement of certain financial performance targets. Mr. Mirman also received awards of restricted stock in 1999 and 1998 in the amount of 11,984 and 6,557 shares, respectively. Mr. Boushy received an additional award in 1998 of 14,533 shares. These awards vest in equal installments over the period 2000 to 2004. See "Report of the Human Resources Committee on Executive Compensation." The number of unvested shares held by Messrs. Satre, Boushy, Loveman, Mirman and Reed as of December 31, 2000 was 30,000, 75,899, 22,500, 65,326 and 22,500, respectively. The market value of the unvested restricted stock awards granted to Messrs. Satre, Boushy, Loveman, Mirman and Reed as of December 31, 2000 was $791,250, $2,001,836, $593,438, $1,722,973 and
    $593,438, respectively. Dividends are payable when declared on restricted stock in the same manner and to the same extent as dividends are payable on other shares of Common Stock.

(3) All Other Compensation consists of (a) earnings in excess of market rates on deferred compensation other than such compensation paid during the current year, and (b) matching contributions to the Company's Savings and Retirement Plan. Such amounts, respectively, were as follows: For 2000: Mr. Satre, $440,199 and $10,500; Mr. Boushy, $28,331 and $9,137; Mr. Loveman, $14,990
    and $10,500; Mr. Mirman, $4,343 and $10,500; and

    Mr. Reed, $164,977 and $10,500; For 1999: Mr. Satre, $358,223 and $9,600;
    Mr. Boushy, $22,395 and $9,600; Mr. Mirman, $0 and $4,346; and Mr. Reed, $124,222 and $9,600; For 1998: Mr. Satre, $329,642 and $9,600; Mr. Boushy,
    $22,278 and $9,600; Mr. Reed, $110,173 and $9,600. As stated in note (1)
    above, the Company does not provide a fixed benefit pension plan for its executives, and the amounts set forth above are retirement benefits which are a function of deferred income voluntarily contributed by the executives based on an interest rate approved by the Human Resources Committee.

(4) Mr. Mirman joined the Company in June 1998.

    The following table gives information regarding grants of stock options made during 2000 to our executive officers named in the Summary Compensation Table, including information concerning the potential value of such options based on assumed annual rates of stock price appreciation for the ten-year option terms. The table also provides information concerning this potential realizable value for all of our employees who received option grants in 2000, and for all of our stockholders.

                          HARRAH'S ENTERTAINMENT, INC.
                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED ANNUAL
                                                                                              RATES OF STOCK PRICE
                                           INDIVIDUAL GRANTS                            APPRECIATION FOR OPTION TERM (1)
                       ---------------------------------------------------------   ------------------------------------------
                         NUMBER OF      PERCENT OF
                        SECURITIES     TOTAL OPTIONS
                        UNDERLYING      GRANTED TO       EXERCISE
                          OPTIONS      EMPLOYEES IN      OR BASE      EXPIRATION
NAME                   GRANTED(#)(2)    FISCAL YEAR    PRICE($/SH.)      DATE         0%            5%              10%
----                   -------------   -------------   ------------   ----------   --------   --------------   --------------
Philip G. Satre......      350,000          11.5%        $28.8125      11/16/10      $  -     $    6,342,009   $   16,071,897

John M. Boushy.......       54,143           1.8%         28.8125      11/16/10         -            981,073        2,486,231

Gary W. Loveman......      350,000          11.5%         28.8125      11/16/10         -          6,342,009       16,071,897

Richard E. Mirman....       40,607           1.3%         28.8125      11/16/10         -            735,800        1,864,661

Colin V. Reed........      350,000          11.5%         28.8125      11/16/10         -          6,342,009       16,071,897
All
  Stockholders(3)....          n/a           n/a              n/a           n/a         -      2,065,275,739    5,233,814,214
All Optionees........    3,054,738        100.00%           28.20(4)    Various         -         54,176,585      137,294,104
All Optionees as a
  percent of All
  Stockholders Gain..          n/a           n/a              n/a           n/a       n/a               2.62%            2.62%

------------------------------

(1) The dollar amounts under these columns are the result of calculations at zero percent, and at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. In the above table, we did not use an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. There is no assurance that the value realized by an officer will be at or near the value estimated above.

(2) Employees vest in the right to exercise these options over a four-year period. Options are subject to certain conditions, including compliance with terms and conditions of the options as approved by the Human Resources Committee. Options are nontransferable except by will or the laws of descent and distribution. See "Report of the Human Resources Committee on Executive Compensation" for more information concerning stock option awards.

(3) These amounts represent the appreciated value which common stockholders would receive at the hypothetical zero, five and ten percent rates based on the market value of Common Stock outstanding at or near the option grant dates.

(4) Represents average exercise price of options granted to all stock option recipients.

    The following table gives certain information concerning stock option exercises during 2000 by our executive officers named in the Summary Compensation Table. It also gives information concerning option values.

                          HARRAH'S ENTERTAINMENT, INC.
                    AGGREGATED OPTION EXERCISES IN 1999 AND
                        DECEMBER 31, 2000 OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED,
                                                                     OPTIONS HELD AT             IN-THE-MONEY OPTIONS
                                                                  DECEMBER 31, 2000(#)        AT DECEMBER 31, 2000($)(1)
                                    SHARES                     ---------------------------   ----------------------------
                                   ACQUIRED         VALUE
NAME                            ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                            --------------   -----------   -----------   -------------   ------------   -------------
Philip G. Satre...............           --       $      --      850,637       1,072,099      $8,737,775     $7,351,985
John M. Boushy................           --              --      123,111         189,576       1,136,445        803,312
Gary W. Loveman...............           --              --      208,500         816,500       1,399,473      4,138,793
Richard E. Mirman.............           --              --       28,524         126,080         110,684        237,082
Colin V. Reed.................           --              --      444,383         813,121       4,783,320      4,991,597

------------------------

(1) Amount represents the difference between the aggregated option price of unexercised in-the-money options and a $26.375 market price on December 29, 2000, which was the closing price of the Common Stock on the last trading day of 2000.

CERTAIN EMPLOYMENT ARRANGEMENTS

    When Mr. Satre's prior employment agreement expired at the end of 1998, the Board of Directors approved a renewal of his agreement from January 1, 1999 until December 31, 2002. The agreement provides that Mr. Satre will serve as Chairman of the Board, President and Chief Executive Officer at a current annual salary of $1,200,000, subject to annual merit reviews by the Human Resources Committee. The agreement also provides that the appointment of another individual as President will not affect the agreement.

    Pursuant to his employment agreement, Mr. Satre is entitled to participate in the incentive compensation programs and other benefits accorded to our senior officers, including eligibility to receive bonus compensation and long-term incentive compensation (stock options and restricted stock awards) as approved by the Human Resources Committee. Our Board can terminate the employment agreement with or without cause, and Mr. Satre can resign.

    If the Company terminates the agreement without cause, or if Mr. Satre resigns for good reason (as defined in the agreement):

    - Mr. Satre will continue in employee status as a consultant and will receive two years salary continuation;

    - His stock options and restricted stock will continue to vest during this time (including 100% vesting upon a change in control) except that the annual vesting of TARSAP shares would not occur unless the Human Resources Committee, in its discretion, were to approve an exception based on its review of the circumstances at that time; and

    - He will receive any bonus accrued up to the point of termination without cause or resignation for good reason.

    If the Company terminates the agreement for cause, Mr. Satre's unvested options and any shares of unvested restricted stock will be cancelled and his salary will end.

    Mr. Satre will be entitled to the retirement rate on his account under the Executive Deferred Compensation Plan if his employment is terminated without cause, if he resigns for good reason, or when his employment terminates after the expiration of the agreement.

    After his employment with the Company terminates, Mr. Satre will be entitled to receive group insurance benefits at our cost for his lifetime similar to the benefits provided to our other retired management directors. He will incur annual imputed taxable income equal to the premium cost of this benefit.

    If a change in control were to occur during his employment agreement and his employment terminated voluntarily or involuntarily within two years after the change in control, Mr. Satre would be entitled to receive the severance benefits under his severance agreement (if then in force) in lieu of the salary and rights under his employment agreement except that any right to lifetime health insurance coverage earned under his employment agreement would continue in force.

    The agreement provides that Mr. Satre will not compete with the Company for a period of two years after termination of his active full time employment (which for this purpose does not include employee status as a consultant).

    We have also entered into employment agreements with our other executive officers named in the Summary Compensation Table, which provide that they are employed at the salaries described in the Table for 2000 subject to merit increases as we may approve. Mr. Loveman's and Mr. Reed's agreements expire December 31, 2002. Mr. Boushy's and Mr. Mirman's agreements expire March 1, 2003, and April 25, 2004, respectively. During the term of the employment agreement, each executive is entitled to participate in the incentive compensation programs and other benefits accorded to our senior officers, including eligibility to receive bonus compensation and long-term incentive compensation (stock options and restricted stock awards) as approved by the Human Resources Committee. The Company can terminate the employment agreement immediately with cause, or without cause upon 30 days prior written notice. The executive can voluntarily resign upon 30 days prior written notice, or upon six months prior written notice if he or she is going to work or act in competition with the Company.

    If the Company terminates the agreement without cause or does not renew it when it expires, the executive will receive eighteen months' salary continuation and will not compete with the Company during that time. Stock options granted after April 1, 1998 will generally continue to be exercisable and to vest during the salary continuation, including 100% vesting upon a change in control. See "Report of the Human Resources Committee on Executive Compensation." Annual vesting of restricted stock during the salary continuation and noncompete period would be at the Company's discretion. TARSAP shares would not vest during the salary continuation unless the Human Resources Committee, in its discretion, were to approve an exception based on the recommendation of our Chief Executive Officer.

    If there were a change in control during the salary continuation and noncompete period, any unvested stock options and restricted stock, including TARSAP shares, would vest, except that, for TARSAP awards granted on or after July 26, 2000, only the next scheduled vesting installment would vest.

    If the executive attains specified age and service requirements and his or her employment then terminates other than for cause, he or she will be entitled to lifetime coverage under our group health insurance plan. The executive will be required to pay 20% of the premium for this coverage. We will pay the remaining premium, which will be imputed taxable income to the executive. This insurance coverage terminates if the executive competes with the Company.

    The executive will earn the retirement rate under the EDCP if he or she attains specified age and service requirements and if his or her employment is terminated without cause or if we elect not to renew the agreement when it expires. The executive receives service credit under the EDCP for any salary continuation and noncompete period.

    If the Company terminates the agreement for cause or if the executive voluntarily resigns, the executive's unvested options and any shares of unvested restricted stock, including TARSAP shares, will be cancelled, and all salary and benefits will end. An exception applies to the vesting of Mr. Loveman's stock options: a limited number of his options will vest after his resignation. The Human Resources Committee would decide, in its discretion, whether his next TARSAP vesting would occur.

    If a change in control were to occur during the executive's active employment and if the executive's severance agreement (described below) is in force at that time, then the severance agreement would supersede the employment agreement, except that any right to lifetime health insurance coverage earned by the executive under the employment agreement would continue in force.

    We have entered into severance agreements with each of the executive officers named in the Summary Compensation Table above. Each severance agreement provides for:

    - a compensation payment (the "Compensation Payment") of three times the executive's "annual compensation" (as defined in the severance agreements); and

    - an accelerated payment in cash of the value of all stock options and payment of any compensation or awards payable to such executive under any incentive plan of the Company, including a pro rata amount of the executive's target bonus for the current bonus plan year (the "Accelerated Payments"), if the executive's employment is terminated subsequent to a change in control or within six months before the change in control under defined circumstances (collectively, the "Severance Payments"), with certain exceptions described below.

    Any unvested restricted stock and stock options will vest automatically upon a change in control regardless of whether an employee is terminated.

    The "annual compensation" for purposes of determining the Compensation Payment under the severance agreement includes salary and bonus amounts but excludes restricted stock vestings and compensation or dividends related to restricted stock or stock options. A change in control is defined to occur whenever:

    (i) any person becomes the beneficial owner of 25% or more of our then outstanding voting securities, regardless of comparative voting power of such securities,

    (ii) within a two-year period, members of the Board of Directors at the beginning of such period and their approved successors no longer constitute a majority of the Board, or

   (iii) holders of securities entitled to vote thereon approve a merger or consolidation (with certain exceptions) or a plan of complete liquidation.

    Mr. Satre is entitled to the Compensation Payments if, within two years after a change in control of the Company, his employment terminates voluntarily or involuntarily or if his employment is terminated without cause within six months before a change in control (under defined circumstances). The other executives are entitled to the Compensation Payments after a change in control if, within two years of the change in control, their employment is terminated involuntarily, or they resign with good reason (as defined), or if their employment is terminated without cause within six months before a change in control (under defined circumstances). Additionally, the executives are entitled to the Compensation Payments if their employment terminates voluntarily during a 30 day period following the first anniversary of the change in control. For the purpose of such voluntary termination, a change in control is defined to occur whenever:

    (i) any person becomes the beneficial owner of a majority of the Company's then outstanding voting securities (rather than 25% or more) regardless of comparative voting power of such securities,

    (ii) within a two-year period, members of the Board of Directors at the beginning of such period and their approved successors no longer constitute a majority of the Board, or

   (iii) holders of securities entitled to vote thereon approve a merger or consolidation (with certain exceptions) or a plan of complete liquidation.

    The executives are not entitled to the Compensation Payments after a change in control if their termination is: (i) by the Company for cause (as defined), or, (ii) except for Mr. Satre, voluntary and not for good reason (as defined) other than as described in the preceding paragraph.

    If an executive becomes entitled to Severance Payments which are subject to a federal excise tax imposed on the executive (the "Excise Tax"), the severance agreements require the Company to pay the executive an additional amount (the "Gross-Up Payment") so that the net amount retained by the executive after deduction of any Excise Tax on the Severance Payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial Severance Payments less normal taxes.

    In addition, the severance agreements each provide that in the event of a potential change in control of the Company (as defined below):

    (i) we will deposit in escrow a sum of money sufficient to fund the Severance Payments in the event a change in control occurs, and

    (ii) each executive will agree to remain in the employ of the Company for a certain period of time.

    The agreements define a potential change in control of the Company as
(i) when we enter into an agreement that will result in a change in control of the Company, (ii) a person publicly announces an intention to take action which would result in change of control of the Company, (iii) a person (other than a trustee of one of our employee benefit plans) who is or becomes a beneficial owner of 9.5% of the combined voting power of our then outstanding securities, increases his beneficial ownership by 5% or more, resulting in 14.5% or more ownership, or (iv) the Board of Directors adopts a resolution to the effect that a potential change in control of the Company has occurred.

    Each severance agreement has a term of one calendar year and is renewed automatically each year starting January 1 unless we give at least one year prior written notice of non-renewal. Each severance agreement provides that if a change in control occurs during the original or extended term of the agreement, then the agreement will automatically continue in effect for a period of 24 months beyond the month in which the change in control occurred.

    The Compensation Payments and Accelerated Payments, respectively, that would have been payable to our executive officers named in the Summary Compensation Table for the Company on January 1, 2001, if a change in control occurred and if such executives had been terminated as of that date, would have been approximately: Mr. Satre, $5,317,072 and $15,790,862; Mr. Boushy, $1,580,372 and
$3,462,218; Mr. Loveman, $4,318,803 and $5,050,851; Mr. Mirman, $997,074 and
$1,548,864; and Mr. Reed, $3,642,602 and $10,102,577. The Accelerated Payments
include the value of any unvested restricted stock and unexercised stock options that would accelerate upon a change in control, based on the market price of our Stock on December 31, 2000.

    Our executive officers participate in the Executive Deferred Compensation Plan ("EDCP"). Pursuant to the EDCP, amounts, while deferred, earn interest at a termination rate (which cannot be lower than the Citibank prime rate) or at a retirement rate (which cannot be lower than a specified formula rate), both of which are approved annually by the Human Resources Committee. The termination rate on deferrals made during 2000 was 9.5%, and the retirement rate was 13%. In October 1995, the Human Resources Committee approved a fixed retirement rate of 15.5% and a fixed termination rate of 8.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post-1995 deferrals continue to be approved each year by the Committee. The termination rate during 2001 for post-1995 deferrals has been approved at the Citibank Prime Rate, and the retirement rate has been approved at 12%, both subject to the Plan's minimum rate provisions.

    The retirement rate is established as an incentive to encourage long-term service. Therefore, only those participants meeting the Plan's service requirements will receive interest at the retirement rate.

    If there is a change in control, as defined in the EDCP, a participant who is not yet entitled to the retirement rate will receive that rate if his or her employment terminates within a 24 month period after the change in control. Messrs. Satre, Boushy, Loveman, Mirman and Reed are not yet entitled to the retirement rate. Consequently, if a change in control (as defined in the EDCP) were to occur, these executive officers would be entitled to the retirement rate on their account balances if their employment were to terminate within 24 months after the change in control.

    We have established an escrow fund and have deposited into it insurance policies and cash proceeds received from insurance policies. This escrow fund assures the payment of benefits, as they accrue, to participants in the EDCP and in another deferred compensation plan, including, among others, our executive officers and non-management directors. If a potential change in control of the Company occurs, we also will, upon the request of an executive, place into this escrow fund the severance payments which will become payable to the executive following a change in control. If a change in control were to occur, we would increase the escrow fund as deemed necessary to assure payment of future deferrals, and we also have the right to increase the escrow fund to pay premiums on the insurance policies and interest on policy loans. The escrow fund is subject to the claims of our creditors in the case of our insolvency or bankruptcy.

    Further deferrals into the EDCP will be terminated effective March 31, 2001. In February 2001, the Human Resources Committee approved a new deferral program, the Executive Supplemental Savings Plan ("ESSP"), which commences April 1, 2001, and which permits certain key employees, including executive officers, to make deferrals of specified percentages of salary and bonus. The new program allows participants to choose from a selection of varied investment alternatives and the results of these investments will be reflected in their deferral accounts. To assure payment of these deferrals, a new escrow fund will be established similar to the escrow fund for the EDCP. The new escrow fund will be funded to match the various types of investments selected by participants for their deferrals.

    While further deferrals into the EDCP were terminated, and while EDCP participants are permitted to transfer some or all of their EDCP account balance to the ESSP, amounts deferred pursuant to the EDCP prior to termination thereof and not transferred to the ESSP will remain subject to the terms and conditions of the EDCP and will continue to earn interest as described above.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

    The Human Resources Committee is composed entirely of non-management directors. The Committee is responsible for approving the compensation of our management directors, reviewing the compensation of other executive officers, including the executive officers named in the Summary Compensation Table, and approving stock awards, including stock options and restricted stock, for each executive officer.

    EXECUTIVE COMPENSATION POLICY. The Company's executive compensation policy is designed to attract and retain high caliber executives and motivate them to superior performance for the benefit of the Company's stockholders. Pursuant to this policy:

    (i) salaries are linked to competitive factors and salary increases are based primarily on merit,

    (ii) the annual bonus program is competitively-based and provides incentive compensation based on our financial performance, and

   (iii) long-term compensation is tied to enhancing shareholder value and to our financial performance.

    In summary, our executive compensation policy is primarily based on performance, with a large portion of potential executive compensation at risk. This policy not only extends to executive officers but also to key managers and professional staff. Approximately 400 key employees participate in the Company's long-term incentive plans.

    The following discussion describes the basic components of our executive compensation policy described in further detail.

    CASH COMPENSATION COMPETITIVELY-BASED. Cash compensation for executive officers (salary and annual bonus) is targeted to be approximately comparable to the median ranges for amounts paid to executives employed in similar positions in gaming companies with large market capitalization. Various surveys prepared by national compensation specialists are considered for purposes of determining company salaries and cash bonus. There is no specific list of companies that are used to make the comparison.

    SALARY. Salaries are reviewed each year and merit increases are based primarily on (i) an executive's accomplishment of various performance objectives and standards and (ii) the current salary of the executive within the salary range for his or her grade level. Greater weight is normally given to the accomplishment of objectives and standards than to the executive's current salary level within the range of his or her grade level. Specific weights for each factor may be established in some circumstances. In addition, salary can be substantially increased if an executive officer is promoted to a higher position or is given greater responsibilities.

    The objectives of our Chief Executive Officer are approved annually by the Committee and the full Board. These objectives vary from year to year but in general relate to such matters as:

    - ensuring that we are competitively positioned and organized to provide a high quality experience for our guests;

    - continuing to build Harrah's Entertainment, strategically and operationally, as a leading company in the casino entertainment industry;

    - achieving our annual business plan and our various financial goals; and

    - increasing total long-term shareholder value.

    The Committee's assessment of the Chief Executive Officer's performance is based on a subjective review of performance against these objectives. Specific weights may be assigned to particular objectives in the discretion of the Committee.

    In general, the objectives of the other executive officers are approved by the Chief Executive Officer. These objectives generally relate to achieving functional goals and financial objectives within the officer's assigned area of responsibility. For example, an objective could relate to completion of a project assigned to that executive's area of responsibility. The Chief Executive Officer's assessment of the performance of the other executive officers is based on a subjective review of each officer's performance. Specific weights may be given to each objective in this assessment in the discretion of the Chief Executive Officer.

    The Committee approves merit salary increases for the members of the Office of the President (the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer). In general, the Chief Executive Officer approves merit salary increases for the other executive officers and such increases are reviewed by the Committee. Merit salary increases were approved for the other executive officers during 2000.

    SENIOR OFFICER INCENTIVE PLAN. In 1995 our stockholders approved the Key Executive Officer Annual Incentive Plan (the "Key Executive Plan"), an annual bonus plan designed to provide participating executive officers with incentive compensation based upon the achievement of pre-established performance goals. Certain of our senior executive officers are eligible to participate in the Key Executive Plan, which is designed to comply with Section 162(m) of the Internal Revenue Code which limits the tax deductibility by the Company of compensation paid to officers named in the compensation tables of the Proxy Statement to $1 million. The Committee approves the specific executive officers who will participate each year prior to, or at the time, the performance objectives for a calendar year are established. During the year 2000, Messrs. Satre, Loveman, Reed, Boushy, and Marilyn Winn, the Company's Senior Vice President, Human Resources, participated in the Plan. The Key Executive Plan, which expired in 2000, was restated and renamed the "Senior Executive Incentive Plan" and extended for another five years with stockholder approval. The Committee has determined that the five currently-employed executives named in the Summary Compensation Table will participate in the Plan in 2001. Members of the Committee who are not "outside directors" pursuant to Section 162(m) of the Code abstain from voting on matters related to the Senior Executive Incentive Plan.

    ANNUAL MANAGEMENT BONUS PLAN. Under our annual management bonus plan (referred to in this subsection as the "plan"), at or near the beginning of each calendar year (a "plan year"), the Committee approves a corporate bonus objective for the Company's executive officers (other than those participating in the Senior Executive Incentive Plan) and other participants in the plan. This objective can pertain to operating income, pretax earnings, return on sales, earnings per share, a combination of objectives, or another objective approved by the Committee. The objective may change annually to support our business mission. For the 2000 plan year, the Committee approved the objective of earnings per share for the Company's executive officers.

    A Bonus Matrix, which has been approved by the Committee, has been established for the grade levels of participating executive officers and other plan participants that will result in the payment of a specified percentage of the participant's salary if the target objective is achieved. This percentage of salary increases or decreases on the Bonus Matrix in relation to the level of achievement of financial objectives. No bonus is awarded if less than a specified percentage of target is achieved unless an exception is approved by the Committee. If the target objective is achieved, bonuses ranging from 50% to 60% of salary, depending on the executive, will be earned. The bonus amounts as a percentage of salary increase pursuant to a formula that is related to performance over the target objective.

    Because the Human Resources Committee and Chief Executive Officer have discretion to review an officer's personal performance, the actual bonus awarded pursuant to the plan may not follow the Bonus Matrix exactly. This involves a subjective decision by the Committee with respect to any bonuses of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer pursuant to the plan. For the bonuses of other executive officers, this is a subjective decision by the Chief Executive Officer, which is reviewed with the Committee.

    The Committee has authority under the plan to adjust any objective or bonus points with respect to executive officers. These decisions are subjective and based generally on a review of the circumstances affecting results to determine if any events were unusual or unforeseen.

    The executive officers received bonuses for 2000 performance at below target level.

    STOCK AWARDS. Awards of stock options and restricted stock are specifically approved by the Committee for each executive officer and other plan participants and are granted in the sole discretion of the Committee. Awards are currently granted with a vesting period extending four years from the initial grant date. The Committee may grant a combination of restricted stock and/or stock options to officers and other key employees. The vesting of awards is generally accelerated upon a change in control (as defined).

    Each executive officer is normally granted a stock award that will give such officer an estimated dollar value of stock compensation vesting each year targeted to equal a specific percentage of salary. This percentage increases with the higher grade level of the officer. Based on a subjective assessment of competitive and business factors, the Committee determines an award that is suitable for providing an adequate incentive for both performance and retention purposes. The dollar value of the award is based on estimated annual increases in the market value of our Stock in the future to reach the targeted level of compensation, but there is no certainty or assurance that such increases will occur.

    In November 2000, based on the advice of an outside executive compensation consulting firm, the Committee determined that the Company's competitive environment relating to executive talent and the interests of our stockholders required that significantly greater equity incentives be provided to our Chief

Executive Officer, Chief Financial Officer, and Chief Operating Officer. The grants to these officers during 2000 are shown on the "Option Grants in the Last Fiscal Year" table, above, and are reflective of the previous determination by the Committee in November 2000. These options vest in 25% annual installments over four years based on continued employment including any period of salary continuation. Their exercise price is the market price on the date of grant.

    The Committee has authority to oversee all aspects of stock option and restricted stock awards and can modify the terms of grants, including change in control provisions. The Committee also has authority to amend the plans, including authorizing additional shares to be reserved for awards under the plans. Members of the Committee who are not "non-employee directors" pursuant to
Section 16 of the Exchange Act abstain from voting on matters affected by the
Section 16 statutes and regulations.

    Our executive officers participate in a Time Accelerated Restricted Stock Award Plan ("TARSAP I") designed to motivate and retain the Company's key executives in the Company's current competitive environment and with a view to enhancing shareholder value. Pursuant to TARSAP I, certain key executives, including all executive officers, were granted restricted stock awards (the "Restricted Shares") pursuant to the Company's Restricted Stock Plan. The Restricted Shares will vest 100% on January 1, 2002 provided the executive continues in active employment with the Company.

    The Restricted Shares became eligible for earlier annual performance vesting beginning March 1, 1999 if the Company achieves financial performance targets recommended by the Committee and approved by the Board of Directors. The performance vesting schedule, which has been approved by the Committee and the Board of Directors, provided for a potential cumulative vest of 20% to 40% of the Restricted Shares by March 1, 1999; 50% to 70% by March 1, 2000; and 80% to 100% by March 1, 2001. The performance schedule can be modified upon recommendation of the Committee and approval of the Board. The performance targets for 1999 and 2000 approved by the Committee and the Board were based on earnings per share. No TARSAP I shares vested on March 1, 1999. A 70% TARSAP I vesting occurred on March 1, 2000. No TARSAP I shares vested on March 1, 2001, based on the Company's performance in 2000. All remaining TARSAP I shares will vest on January 1, 2002.

    During the year 2000, the Committee approved the TARSAP II Program ("TARSAP II") and executive officers other than Messrs. Satre, Loveman and Reed received awards under TARSAP II ("TARSAP II Restricted Shares"). These awards vest on January 1, 2007, if the participating executive continues in active employment with the Company until that date. A portion of the TARSAP II Restricted Shares are eligible for earlier annual performance vesting beginning March 1, 2003, at the rate of 20% non-cumulative annual installments each year over five years based on the Company's financial performance in each of the years 2002 through 2005. Similar to TARSAP I, the performance targets for TARSAP II are recommended by the Committee and approved by the Board and can be modified in the same manner.

    If a change in control occurs (as defined), 50% of the unvested TARSAP II shares will vest if the change in control occurs before January 1, 2003 and 100% vesting occurs if the change in control occurs on or after January 1, 2003. If a participant is on salary continuation and a change in control occurs, the participant would only be entitled to the next 20% vesting installment of TARSAP II shares not otherwise earned.

    The Committee has broad flexibility to oversee and amend the TARSAP I and TARSAP II restricted stock programs and, with Board approval, can modify performance criteria and specific financial targets.

The Committee also has the right to make exceptions based on unusual factors or events. To help alleviate the tax burden of the TARSAP I and TARSAP II restricted stock programs on participants and to provide an incentive for executives to continue in employment, the Committee approved a program in July 1999 whereby participants can defer the receipt of their vested TARSAP I and TARSAP II shares. The shares can be deferred to a specified date in the future or to the participant's termination of employment date, whichever occurs first. The participant can elect a lump sum distribution of shares on the deferral date (or one year after that date) or can elect annual installments of shares over ten years. Under this program, Messrs. Satre and Reed elected to defer receipt of their TARSAP I and TARSAP II shares that vested on March 1, 2000. See the Summary Compensation Table for more information on grants under the TARSAP I and TARSAP II to named executive officers.

    The amount of a stock option or restricted stock award is not dependent on past corporate performance or on the amount of options or restricted stock previously granted to an executive officer. The actual value of the stock compensation vesting each year depends on the market value of our Stock. We have no other long-term incentive plans for executive officers.

    POLICY CONCERNING TAX DEDUCTIBILITY. The Committee's policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to ensure full tax deductibility. However, non-deductible compensation may be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving full tax deductibility would be considered disadvantageous to the best interests of the Company. For 2000, Messrs. Satre, Loveman and Boushy received total non-qualifying compensation over the $1 million deductibility limit so that approximately $95,086, $859,576 and $57,545 of Mr. Satre's, Mr. Loveman's and Mr. Boushy's total compensation, respectively, will not be deductible by the Company for the year 2000. The Company's Senior Executive Incentive Plan is intended to comply with Section 162(m) of the Code so that annual bonuses paid under that plan will be fully tax deductible for the Company. See "Senior Executive Incentive Plan" above.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. Mr. Satre's base salary is based on his performance, his responsibilities and the compensation levels for comparable positions in other companies in the casino entertainment industry. Pursuant to his employment agreement, he is entitled to merit salary increases and to participate in the incentive programs provided to senior officers. Mr. Satre's merit salary increase and his incentive awards for 2000 were determined in accordance with the Committee's policies described in this report. The stock options awarded to Mr. Satre in 2000 are described in the table titled "Option Grants in the Last Fiscal Year," above. The options were awarded in accordance with the Committee's policies as described in this report.

                                          Robert G. Miller, Chairman
                                          J. Kell Houssels III
                                          R. Brad Martin
                                          Boake A. Sells

PERFORMANCE OF HARRAH'S ENTERTAINMENT COMMON STOCK AND DIVIDENDS

    The line graph below compares the total cumulative return of our Stock to
(a) the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), and (b) the Dow Jones Casinos Index. The graph assumes reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          AMONG HARRAH'S ENTERTAINMENT, INC., THE S & P 500 INDEX, AND
                          THE DOW JONES CASINOS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

D-95D-96D-97D-98D-99D-00
HARRAH'S ENTERTAINMENT, INC.100.0081.9677.8464.69109.02108.76
S & P 500100.00122.96163.98210.84255.22231.98
DOW JONES CASINOS100.00103.2193.8567.15103.37113.02

------------------------

* $100 INVESTED ON DECEMBER 31, 1995 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED DECEMBER 31.

                              CERTAIN TRANSACTIONS

    Ralph Horn, one of our directors, is Chairman, Chief Executive Officer and President of First Tennessee National Corporation, the parent company of First Tennessee Bank National Association ("First Tennessee"). First Tennessee is one of the lending banks under a loan agreement that we have with several banks (the "Bank Facility"). Pursuant to the Bank Facility, First Tennessee has committed to loan to our subsidiary, Harrah's Operating Company, Inc., $15,000,000, representing a 0.9375% share of the total commitment covered by the Bank Facility. As of December 31, 2000, $12,223,193 of this amount was outstanding in loans and in unfunded standby letters of credit. In connection with this commitment, First Tennessee received interest and fees of $717,814 during 2000.

    Some of our direct and indirect subsidiaries maintained deposit accounts with First Tennessee during 2000. The average ledger balance during 2000 was $1,984,046. Deposit account service fees paid to First Tennessee in excess of the earning credit assigned to these accounts were approximately $75,088 during 2000.

    First Tennessee provides ATM services to our Tunica, Mississippi, casino and received net revenues of $67,046 during 2000.

    After reviewing proposals from several vendors, we selected First Tennessee to offer a co-branded credit card program for Harrah's customers. The program was launched in late 1997. First Tennessee pays the Company a new card fee for each new card issued and a portion of the ongoing revenue generated by the credit card accounts. We received fees from First Tennessee of $945,166 during 2000.

    First Tennessee also provided Stock Option Plan custodial services to Harrah's in 2000 and received fees of $12,271 therefor.

    R. Brad Martin, one of our directors, indirectly owns a company which purchased our former corporate headquarters in October 1999, and leases a portion of it back to the Company. When our corporate headquarters was relocated from Memphis, Tennessee, to Las Vegas, we researched and evaluated a number of options for our former headquarters property in Memphis, and decided that selling it was the best alternative. Mr. Martin's company purchased the property for $14,349,453 ($14,300,000 for real property and $49,453 for personal property). The sale price was based upon the Company's book basis, and was approved by the Board after receiving a fairness opinion from CB Richard Ellis. The property includes approximately 25.5 acres of real estate, a three-story building containing 59,159 usable square feet, a two-story building containing 54,397 usable square feet, a former residence converted to use as an office building, a pool house/cafeteria building, a facility/security building, parking structures containing 167 parking spaces, surface parking for 228 cars, and all furniture, fixtures, and equipment used in connection with the maintenance or operation of the buildings, with the exception of specifically designated items. The Company has leased the three-story building and the two-story building from Mr. Martin's company for terms of 17.5 years and 12.5 years, respectively, at a rental of $20.00 per usable square foot in years one through five (approximately $2,271,220 per year), increasing to $22.10 and then $23.90 in subsequent periods. We are also responsible for annual operating expenses related to the leased property in excess of $7.10 per usable square foot.

    Gary W. Loveman, a member of the three-executive Office of the President, our Chief Operating Officer and one of our directors, has a personal interest in Zoho Corporation, a start-up E-Commerce company targeted toward the hospitality industry ("Zoho"). The Company has contracted with Zoho to provide Harrah's properties the ability to purchase products and services online via the Zoho website.

Harrah's will compensate Zoho for the cost of initial set-up and training in the amount of $250,000 and will pay a yearly service fee of $250,000. Payments to Zoho for these activities begin in 2001 and continue through 2002 unless earlier termination occurs as provided for in the contract. Additionally, in consideration of the contributions that the Company can make toward Zoho's growth and business development, Zoho has granted warrants exercisable for a maximum of 750,000 shares of preferred Series C stock at a strike price of $5.3333 per share. The warrants can be exercised each quarter over the life of the contract based on attainment of key objectives by the Company in participation as evidenced by infrastructure and training readiness and sign-ups of Company suppliers. No warrants were exercised in 2000. Additionally, in 2000, the Company purchased Series C Preferred stock in Zoho Corporation for $5,000,000.

    On June 14, 2000, the Company made a loan to Gary W. Loveman, director, member of the Office of the President, and the Chief Operating Officer of the Company. Interest accrues on this loan at the 30-day LIBOR rate plus 100 basis points. At March 15, 2001, the aggregate principal and interest outstanding on the loan was $940,662.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our Stock and to furnish us with copies of all forms filed. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our officers and directors were met.

                               OTHER INFORMATION

CERTAIN STOCKHOLDERS

    The table below sets forth, to the best of our knowledge, information regarding the beneficial owners of more than 5% of the Company's common stock as of December 31, 2000. The sources of this information are Schedules 13G filed by the listed beneficial owners with the Securities and Exchange Commission.

                                                              NUMBER OF SHARES   PERCENT
                                                                BENEFICIALLY        OF
NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNED          CLASS
------------------------------------                          ----------------   --------
FMR Corp. ..................................................     13,101,321        11.2
  82 Devonshire Street
  Boston, MA 02109
Goldman Sachs Asset Management .............................      9,400,904         8.1
  32 Old Slip
  New York, NY 10005
Invesco Funds Group, Inc. ..................................      8,863,174         7.6
  7800 E. Union Avenue
  Denver, CO 80237
AIM Funds Management, Inc. .................................      7,193,700         6.2
  5140 Yonge Street, Suite 900
  Toronto,Ontario, CANADA M2N 6X7
State Street Bank and Trust Company, Trustee ...............      6,958,343         6.0
  225 Franklin Street
  Boston, MA 02110

COST OF SOLICITATION

    The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, some of our directors, officers or employees, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. We have retained D.F.
King & Co. to assist in the solicitation of proxies with respect to Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co. is $9,000, plus expenses.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2002 Annual Meeting, it must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Harrah's
Entertainment, Inc., One Harrah's Court, Las Vegas, Nevada 89119, and must be received no later than December 1, 2001. In addition, our Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. The Company will have discretionary authority to vote shares under proxies we solicit concerning matters of which we did not have notice by a certain date, and, to the extent permitted by law, on any other business that may properly come before the Annual Meeting and any adjournments. Pursuant to our bylaws, that notice date for our Company's 2002 Annual Meeting of Stockholders is currently March 3, 2002. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

                                          By Direction of the Board of Directors

                                          [LOGO]
                                          Brad L. Kerby
                                          CORPORATE SECRETARY

Las Vegas, Nevada
March 30, 2001

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER

COMPOSITION

    The Audit Committee shall be composed of not less than three Directors, each of whom, in the judgement of the Board of Directors, is independent and financially literate and at least one of whom has accounting or related management expertise. Furthermore, the Audit Committee may not include a Director if a member of Harrah's management sits on the Compensation Committee or similar committee of the Director's company.

FUNCTION

    Acting as an arm of the Board of Directors, the functions of the Audit Committee are to:

1. Satisfy itself that the outside and inside auditing and control systems and procedures are sufficient to protect the stockholders' interests.

2. Serve as an informed voice on the Board of Directors in evaluating and supporting the financial and accounting groups of the Company.

3. Review the adequacy of the Company's financial and accounting policies and disclosures and approve changes therein.

4. Review the year-end financial statements to be included in the Annual Report on Form 10-K with management and external auditors.

5. Discuss the effects of significant events, transactions and changes in accounting estimates, which were considered by the independent public accountant in performing the quarterly reviews and have affected the quality of Harrah's financial reporting. These discussions should be held before the Company files its quarterly reports on Form 10-Q with the Securities and Exchange Commission.

6.  Review the financial reports published or presented to the Board.

7. Review policies and performance for compliance with applicable laws and regulations and the highest standards of business conduct.

DUTIES

1. As related to the Company's independent public accountants, who are ultimately accountable to the Board of Directors and the Audit Committee:

    Select, evaluate and, when appropriate, replace the independent public accountants.

    Approve the key engagement partners of the independent public accountants assigned to the annual audit.

    Approve the overall scope of their audit.

    Review the results of the audit with emphasis on the following:

    - Fairness of presentation of financial data.

    - The public accountants' opinion of the Company's internal controls.

    - The public accountants' opinion as to the qualifications of financial and control personnel.

    Discuss the auditors' judgments about the quality, not just acceptability, of the application of accounting principles used and significant judgments affecting the financial statements.

    Review exceptions pointed out in the public accountants' management letter and the programs to rectify them.

    Annually receive a written report from the public accountants describing any relationships or services with the Company that could affect independence or objectivity.

    Review audit fees and the public accountants' fees for non-audit services, including the possible effect of such services on the independence of the public accountants.

    Meet periodically with the independent public accountants without management present.

2.  As related to the internal auditors:

    Approve overall scope of the internal audit program.

    Review the internal auditors' annual and interim reports to the Committee.

    Review internal controls.

    Meet periodically with the internal auditor without management present.

    Review management's assessment of the performance and objectivity of the internal audit function.

3.  Other duties:

    Provide a report of the Audit Committee's findings that result from its financial reporting oversight responsibilities. This report is to be included in the Company's proxy statement each year.

    Appraise Company policies and procedures that prevent unauthorized use of Company funds, property, or authorization.

    Review status of filed tax returns and adequacy of tax reserves.

    Meet with the financial and control officers of the Company or any other persons it deems necessary or appropriate in discharging its duties. The Committee shall have direct access to all such persons, including the internal auditors, with and without management present.

    Review any questionable payments or transactions and any significant conflicts of interest that may arise.

    Review changes in accounting methods.

    Review the Audit Committee Charter on an annual basis. The Charter is to be included as an appendix to the proxy statement at least once every three years.

    With the assistance of management and the independent public accountants, periodically review opinions, rules and proposed rules of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Emerging Issues Task Force and the Securities and Exchange Commission that affect or may affect the Company's published financial reports.

    Review scope of corporate insurance and related policies.

    Annually review the financial status of the retirement and savings plans of the Company.

    Report findings to the full Board of Directors.

4.  Limitation of Duties

    The Audit Committee is responsible for the duties set forth in the Charter, but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls, and the independent public accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the independent public accountants. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

                                                                         ANNEX B

                      2001 EXECUTIVE STOCK INCENTIVE PLAN
                                   ARTICLE 1
                                    PURPOSE

    1.1 GENERAL. The purpose of the Harrah's Entertainment, Inc. 2001 Executive Stock Incentive Plan (the "Plan") is to promote the success and enhance the value of Harrah's Entertainment, Inc. (the "Company") by linking the personal interests of the members of the Board, employees, officers, and executives of the Company and any Subsidiary, to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, officers, and executives of the Company upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

                                   ARTICLE 2
                         EFFECTIVE AND EXPIRATION DATE

    2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Company's stockholders (the "Effective Date"). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's Bylaws.

    2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

                                   ARTICLE 3
                          DEFINITIONS AND CONSTRUCTION

    3.3 DEFINITIONS. The following words and phrases shall have the following meanings:

        (a) "AWARD" means any Option, Restricted Stock Award, Performance Share Award, or Performance-Based Award granted to a Participant pursuant to the Plan.

        (b) "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing an Award.

        (c)  "BOARD"  means the Board of Directors of the Company.

        (d) "CAUSE" means (except as otherwise provided in an Award Agreement) that the Board, in its reasonable and good faith discretion, has determined that a Participant (i) has been convicted of any crime that materially discredits the Company or is materially detrimental to the reputation or goodwill of the Company, (ii) has committed any material act of fraud or dishonesty against the Company, or an immoral or unethical act that materially reflects negatively on the Company, or has engaged in willful misconduct; provided that the Participant shall first have been provided with written notice of the claim against him or her under this provision, or
    (iii) has materially breached any employment agreement with the Company.

        (e) "CHANGE OF CONTROL" means and includes each of the following (subject to (4) below):

           (1) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than an employee benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the Company's then outstanding voting securities carrying the right to vote in elections of persons to the Board, regardless of comparative voting power of such voting securities, and regardless of whether or not the Board shall have approved the acquisition of such securities by the acquiring person; or

           (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this Subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

           (3) the holders of securities of the Company entitled to vote thereon approve the following:

               (A) a merger or consolidation of the Company with any other corporation regardless of which entity is the surviving company, other than a merger or consolidation which would result in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of
           (a) the Company's then outstanding voting securities carrying the right to vote in elections of persons to the Board, or (b) the voting securities of such surviving entity outstanding immediately after such merger or consolidation; or

               (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

           (4) Notwithstanding the definition of a "Change in Control" of the Company as set forth above, the Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred, and the date of the occurrence of such Change in Control and any incidental matters relating thereto, with respect to a transaction or series of transactions which have resulted or will result in a substantial portion of the assets or business of the Company (as determined, prior to the transaction or series of transactions, by the Committee in its sole discretion which determination as to whether a substantial portion is involved shall be final and conclusive) being held by a corporation at least 80% of whose voting securities are held, immediately following such transaction or series of transactions, by holders of the voting securities of the Company (as determined by the Committee in its sole discretion prior to such transaction or series of transactions which determination as to whether the 80% amount will be satisfied shall be final and conclusive). The Committee may exercise any such discretionary authority without regard to whether one or more of the transactions in such series of transactions would otherwise constitute a Change in Control of the Company under the definition set forth above.

        (f)  "CODE"  means the Internal Revenue Code of 1986, as amended.

        (g)  "COMMITTEE"  means the committee of the Board described in
    Article 4.

        (h) "COVERED EMPLOYEE" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        (i) "DISABILITY" means, for purposes of this Plan, that the Participant qualifies to receive long term disability payments under the Company's long term disability insurance program, as it may be amended from time to time.

        (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (k) "FAIR MARKET VALUE" means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the average of the high and low trading prices for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

        (l) "INCENTIVE STOCK OPTION" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        (m) "NON-EMPLOYEE DIRECTOR" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

        (n) "NON-QUALIFIED STOCK OPTION" means an Option that is not intended to be an Incentive Stock Option.

        (o)  "OPTION"  means a right granted to a Participant pursuant to
    Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

        (p) "PARTICIPANT" means a person who, as a member of the Board, employee, officer, or executive of the Company or any Subsidiary, has been granted an Award pursuant to the Plan.

        (q) "PERFORMANCE-BASED AWARDS" means the Performance Share Awards and Restricted Stock Awards granted to selected Covered Employees pursuant to Articles 8 and 9, but which are subject to the terms and conditions set forth in Article 10. All Performance-Based Awards are intended to qualify as "performance-based compensation" pursuant to Section 162(m) of the Code.

        (r) "PERFORMANCE CRITERIA" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

        (s) "PERFORMANCE GOALS" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        (t) "PERFORMANCE PERIOD" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

        (u) "PERFORMANCE SHARE" means a right granted to a Participant pursuant to Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

        (v) "PLAN" means this Harrah's Entertainment, Inc. 2001 Executive Stock Incentive Plan, as amended.

        (w) "RESTRICTED STOCK AWARD" means Stock granted to a Participant pursuant to Article 10 that is subject to certain restrictions and to risk of forfeiture.

        (x) "STOCK" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to
    Article 12.

        (y) "SUBSIDIARY" means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                                   ARTICLE 4
                                 ADMINISTRATION

    4.1 COMMITTEE. The Plan shall be administered by the Human Resources Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" pursuant to Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Human Resources Committee ceases to exist and the Board does not appoint a successor Committee.

    4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

    4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

        (a) Designate Participants to receive Awards;

        (b) Determine the type or types of Awards to be granted to each Participant;

        (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

        (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

        (e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

        (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

        (g) Decide all other matters that must be determined in connection with an Award;

        (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

        (i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

        (j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

    4.4 DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

    5.1 NUMBER OF SHARES. Subject to adjustment provided in Article 12, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 3,900,000, plus (i) the number of shares of Stock remaining available for grant pursuant to the Harrah's Entertainment, Inc. 1990 Stock Option Plan and the Harrah's Entertainment, Inc. 1990 Restricted Stock Plan (the "HARRAH'S FORMER PLANS") as of the Effective Date, and (ii) the number of shares of Stock that were previously granted pursuant to Harrah's Former Plans and that either terminate, expire, or lapse for any reason after the Effective Date. No more than 300,000 shares available pursuant to the Plan shall be available for grant as an Award other than an Option. Notwithstanding the above, the maximum number of shares of Stock that may be issued as Incentive Stock Options pursuant to the Plan is 3,900,000.

    5.2 LAPSED OR ASSUMED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of stock tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.

    5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

    5.4 LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in
Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a rolling five-year period (measured from the date of any grant) shall be 3,000,000.

                                   ARTICLE 6
                         ELIGIBILITY AND PARTICIPATION

    6.1  ELIGIBILITY.

    (a) GENERAL. Persons eligible to participate in this Plan include all members of the Board, employees, officers, and executives of the Company or a Subsidiary, as determined by the Committee.

    (b) FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

    6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

                                   ARTICLE 7
                                 STOCK OPTIONS

    7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

        (a) EXERCISE PRICE. The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.

        (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years, provided that in the case of a Non-Qualified Stock Option, such Option shall be exercisable for one year after the date of the Participant's death. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant's employment is terminated for Cause.

        (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

        (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

    7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this
Section 7.2:

        (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

        (b) EXERCISE. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

        (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse pursuant to the following circumstances.

           (1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

           (2) The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason other than the Participant's death or Disability, unless otherwise provided in the Award Agreement.

           (3) If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or
       (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Participant's termination of employment on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

        (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

        (e) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

        (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

        (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

                                   ARTICLE 8
                               PERFORMANCE SHARES

    8.1 GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

    8.2 RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. Subject to the terms of the Plan, the Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

    8.3 OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in a written Performance Share Award Agreement. Unless otherwise provided in an Award Agreement, Performance Shares will lapse immediately if a Participant's employment is terminated for Cause.

                                   ARTICLE 9
                            RESTRICTED STOCK AWARDS

    9.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

    9.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

    9.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock. Unless otherwise provided in an Award Agreement, Restricted Stock will be forfeited immediately if a Participant's employment is terminated for Cause.

    9.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

                                   ARTICLE 10
                            PERFORMANCE-BASED AWARDS

    10.1 PURPOSE. The purpose of this Article 10 is to provide the Committee the ability to qualify the Performance Share Awards pursuant to Article 8 and the Restricted Stock Awards pursuant to

Article 9 as "performance-based compensation" pursuant to Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 10 shall control over any contrary provision contained in Articles 8 or 9.

    10.2 APPLICABILITY. This Article 10 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this
Article 10. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

    10.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof. Unless otherwise provided in an Award Agreement, Performance-Based Awards will be forfeited if a Participant's employment is terminated for Cause.

    10.4 PAYMENT OF PERFORMANCE AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

    10.5 MAXIMUM AWARD PAYABLE. The maximum Performance-Based Award payable to any one Participant pursuant to the Plan for a Performance Period is 500,000 shares of Stock, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying 500,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.

                                   ARTICLE 11
                        PROVISIONS APPLICABLE TO AWARDS

    11.1 STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

    11.2 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

    11.3 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

    11.4 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

    11.5 BENEFICIARIES. Notwithstanding Section 11.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

    11.6 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

    11.7 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, Awards are converted, assumed, or replaced by a successor, and the Participant's employment with the Company is terminated without Cause within 18 months following the date of the Change of Control, all outstanding Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse. If a Change of Control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.7, this
Section 11.7 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

                                   ARTICLE 12
                          CHANGES IN CAPITAL STRUCTURE

    12.1 SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan shall be appropriately adjusted by the Committee.

    12.2 OUTSTANDING AWARDS--INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

    12.3 OUTSTANDING AWARDS--CERTAIN MERGERS. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

    12.4 OUTSTANDING AWARDS--OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 12, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

    12.5 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

                                   ARTICLE 13
                    AMENDMENT, MODIFICATION, AND TERMINATION

    13.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (ii) shareholder approval is required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12),
(B) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant.

    13.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

                                   ARTICLE 14
                               GENERAL PROVISIONS

    14.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

    14.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

    14.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee's consent, a Participant may elect to (i) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company's applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (ii) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company's applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.

    14.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

    14.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

    14.6 INDEMNIFICATION. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

    14.7 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

    14.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

    14.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

    14.10 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

    14.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

    14.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

    14.13 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

                                 Harrahs_Proxy
If you plan to attend the Annual Meeting of Stockholders, please mark the following box and promptly return this Proxy Card. x


Please Detach Here You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

2.    Adoption of the Company's 2001 Executive Stock Incentive Plan.

        FOR                  AGAINST             ABSTAIN


3. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for the 2001 calendar year.

        FOR                  AGAINST             ABSTAIN

Signatures of stockholders should correspond exactly with the names shown on the Proxy Card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should desig-nate their full titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners should both sign.

Dated: __________________________________________, 2001
Signature
--------------------------------------------------------
Signature
Votes must be indicated
(x) in Black or Blue ink. x
Change of Address
Mark Here x

Nominees: 01 - Ralph Horn, 02 - Gary W. Loveman, 03 - Philip G. Satre, and 04 - Boake A. Sells
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below. If authority to vote for any nominee is not withheld, this signed proxy will be deemed to grant authority to vote for the nominee.) *Exceptions
_______________________________________________________________________________

1. Election of Class II directors for three-year terms expiring at the 2004 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR: FOR all nominees listed below x

*EXCEPTIONS x WITHHOLD AUTHORITY to vote for all nominees listed below x CONTROL NUMBER FOR FOR TELEPHONE/INTERNET VOTING CALL TOLL-FREE TO VOTE 1-800-574-7049 PLEASE DETACH PROXY CARD HERE YOU MUST DETACH THIS PORTION OF THE PROXY CARD BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE INTERNET http://proxy.shareholder.com/het Enter the Control Number printed in the box below and proceed as directed MAIL Just mark, sign and date the attached proxy card and return it in the envelope provided. NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO MAIL IN YOUR PROXY CARD. INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. 3 EASY WAYS TO VOTE YOUR PROXY OR OR TELEPHONE 1-800-574-7049 Enter the Control Number printed in the box below and proceed as directed (Note: You must use a touch-tone tele-phone. There is NO CHARGE for this call.) If you request to access future Proxy Statements and Annual Reports electronically, and agree to do so, please mark this box. x


HARRAH'S ENTERTAINMENT, INC.
Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be Held May 3, 2001

The undersigned hereby appoints Philip G. Satre, Colin V. Reed, and Brad L. Kerby, and each of them, and his or her attorneys and agents, with full power of substitution,

                                 Harrahs_Proxy
to vote as proxy for the undersigned at the Annual Meeting of Stockholders of Harrah's Entertainment, Inc. (the "Company") to be held on May 3, 2001 at 11:00 a.m. in the Showroom, Harrah's Las Vegas, 3475 Las Vegas Boulevard South, Las Vegas, Nevada, and at any adjourn-ment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if per-sonally present on the proposals set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy also constitutes confi-dential voting instructions for the use of participants in the Company's Stock Fund of the Company's Savings and Retirement Plan.

All shares of the Company's Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the reverse side of this card. If no instructions for a proposal are indicated on an executed Proxy Card, such proxies will be voted in accordance with the recommendation of the Board of Directors as set forth herein with respect to such proposal.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone - simply follow the instruction on the reverse side of this card. If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it in the envelope provided.

PLEASE SIGN AND DATE ON REVERSE SIDE
HARRAH'S ENTERTAINMENT, INC.
P.O. BOX 11025
NEW YORK, N.Y. 10203-0025
Harrah's Entertainment, Inc.
Annual Meeting of Stockholders
May 3, 2001 at 11:00 a.m.
The Showroom
Harrah's Las Vegas
3475 Las Vegas Boulevard South
Las Vegas, Nevada
A limited number of rooms have been reserved at Harrah's Las Vegas for our stockholders attending the 2001 Annual Meeting. These rooms are available on a first-come first-serve basis through April 30. For reservations call (800) 427-7247


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